Exhibit 10.1

KANSAS CITY SOUTHERN ANNUAL INCENTIVE PLAN

(As Amended and Restated Effective January 1, 2015)

1. PURPOSE. The purpose of the Plan is to provide Eligible Employees of the Employer with annual incentive compensation based on the level of achievement of financial and other performance criteria. The Plan is intended to focus the interests of these employees on the key measures of the Company’s success and to reward these employees for the Company’s achievement of those key measures of the Company’s success. This Plan is intended to be a performance-based plan for purposes of Section 162(m) of the Code.

2. DEFINITIONS. As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Award” shall mean a cash payment for a Performance Year payable to a Participant on account of his or her participation in the Plan.

(b) “Board” shall mean the Board of Directors of the Company.

(c) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, including applicable regulations and rulings thereunder and any successor provisions thereto.

(d) “Committee” shall mean the Compensation and Organization Committee of the Board (or any successor committee).

(e) “Company” shall mean Kansas City Southern, and any successor thereto which adopts the Plan.

(f) “Covered Employee” shall mean an employee described in Section 162(m)(3) of the Code.

(g) “Disability” shall mean a disability as determined under the Employer’s applicable long-term disability program.

(h) “Eligible Earnings” shall include base earnings and certain pay differentials for time worked in an eligible position during the Performance Year.

(i) “Eligible Employee” shall mean an individual who is employed by the Employer who is not represented by a union or other collective bargaining organization.

(j) “Employer” shall mean the Company and any affiliate of the Company that elects to participate and be an Employer under the Plan with the consent of the Company.

(k) “Maximum Award” shall mean an Award level that may be paid if the maximum level of the Performance Goal(s) is achieved in the Performance Year. The Maximum Award is the lesser of $3,000,000 or 200% of a Participant’s Target Award.

(l) “Participant” shall mean, with respect to any Performance Year, any Eligible Employee who is selected to participate in the Plan in accordance with Section 3 of the Plan.

(m) “Performance Goal” shall mean the pre-established performance goal(s) established under the Plan for each Performance Year as described in Section 4 of the Plan.

(n) “Performance Measures” shall mean one or more of the following criteria on which Performance Goals may be based:

(i) Earnings (either in the aggregate or on a per-share basis);

(ii) Net income (before or after taxes);

(iii) Operating income;

(iv) Cash flow;

(v) Return measures (including return on assets, equity, or sales);

(vi) Earnings before or after any, or any combination of, taxes, interest or depreciation and amortization;

(vii) Gross revenues;

(viii) Share price (including growth measures and stockholder return or attainment by the Company’s common stock of a specified value for a specified period of time);

(ix) Reductions in expense levels in each case, where applicable, determined either on a Company-wide basis or in respect of any one or more business units;

(x) Net economic value;

(xi) Market share;

(xii) Operating profit;

(xiii) Costs;

(xiv) Operating and maintenance cost management and employee productivity;

(xv) Stockholder returns (including return on assets, investments, equity, or gross sales);

(xvi) Economic value added;

(xvii) Aggregate product unit and pricing targets;

(xviii) Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market share, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets, and goals relating to acquisitions or divestitures;

(xix) Achievement of business or operational goals such as market share and/or business development;

(xx) Results of customer satisfaction surveys;

(xxi) Safety record;

(xxii) Network and service reliability;

(xxiii Debt ratings, debt leverage and debt service; and/or

(xxiv) Operatisng ratio;

provided, that, with respect to any Eligible Employee who is not a Covered Employee, the Committee shall have the authority to use Performance Measures other than those herein specified (including individual performance criteria) as it deems appropriate in its sole discretion.

(o) “Performance Year” shall mean the calendar year of the Company.

(p) “Plan” shall mean the Kansas City Southern Annual Incentive Plan, as set forth herein, as from time to time amended.

(q) “Qualified Performance-Based Award” shall mean an Award to a Covered Employee that is intended to meet the qualified performance-based compensation exception contained in Section 162(m)(4)(C) of the Code.

(r) “Retirement” shall mean an Employee’s separation of employment from the Company with an immediate eligibility to receive a retirement annuity per the provisions of the Railroad Retirement Board.

(s) “Target Award” shall mean an Award level that may be paid if the target level of the Performance Goal(s) is achieved in the Performance Year.

(t) “Threshold Award” shall mean an Award level that may be paid if the threshold level of the Performance Goal(s) is achieved in the Performance Year. The Threshold Award is 50% of the Participant’s Target Award.

3. ELIGIBILITY and PARTICIPATION. A Participant must be employed by the Employer on the last business day of the Performance Year in order to be eligible to receive an Award, except in the cases of Retirement, death or Disability.

4. DETERMINATION OF AWARDS.

(u) Establishment of Performance Goal(s) and Awards. The Company shall establish objective Performance Goals for each Award after the beginning of each Performance Year subject to the approval of the Committee. The Performance Goals may be based upon the performance of the Company, the Employer, or any operating unit level, division or function thereof, and may be applied either alone or relative to the performance of other businesses or individuals (including industry or general market indices), based on one or more of the Performance Measures. Performance Goals may be expressed as whole dollar amounts, percentages or growth rates. Performance Goals will be determined each year by the senior management of the Company, with consultation from other third party sources, and are subject to the approval of the Committee.

The Company shall also establish, subject to the approval of the Committee, the Threshold Award, Target Award and Maximum Award payable to the Participant if the Performance Goal(s) is achieved. Threshold Awards, Target Awards and Maximum Awards will be expressed as a percentage of a Participant’s Eligible Earnings and correspond to the Participant’s designated Award level. No Award will be made under a Performance Measure if results are below the threshold level.

(v) Payment of Awards. The payment of any Award shall be subject to achievement of the applicable Performance Goals and certification by senior management of the Company to the degree to which each of the Performance Goals have been attained. The Committee will consider such certification in its determination hereunder of whether an Award shall be paid and at what level. If a Participant’s Target Award level changes during a Performance Year, the amount of the Participant’s Award will be computed in proportion to his or her Award level that applied to such Participant each day during such Performance Year.

(w) Adjustments to Awards. Subject to the limitations under Section 6, the Committee may, in its discretion, modify the amount of any Award based on such criteria as it shall determine, including, but not limited to, financial results, individual performance, safety performance, business unit and site accomplishments, and other factors tied to the success of the Company or any of its business units. There is no obligation of uniformity of treatment of Participants under the Plan.

(x) Profit Sharing Adjustment. If, under statutory law, a Participant is entitled to a profit sharing payment from the Employer for a calendar year that coincides with a Performance Year, then the Award amount otherwise payable to the Participant hereunder shall be reduced by an amount equal to such statutory profit sharing amount payable to the Participant. If applicable, for purposes of calculating such reduction, the statutory profit sharing amount shall be converted to U.S. dollars in accordance with procedures established hereunder.

5. PAYMENT OF AWARDS.

(a) Time of Payment. An Award shall be paid to a Participant in cash after the Committee has certified in writing that the Performance Goal(s) for the Performance Year have been achieved but in no event later than the 15th day of the third month following the end of such Performance Year. Notwithstanding the foregoing, an Award with respect to a Performance Year to be paid to a Participant that is not subject to income taxation under the laws of the United States, may be paid later than the 15th day of the third month following the end of such Performance Year, but shall not in any event be paid later than the 30th day of the fourth month following the end of such Performance Year. Awards payable to other Participants who have had a termination of employment on account of Retirement, death or Disability during the Performance Year shall be payable in accordance with Section 3(b) of the Plan and at the same time other Participants receive Awards under the Plan. If the Participant dies prior to receiving payment of an Award, any Award payable under the Plan to such Participant shall be paid to the Participant’s surviving spouse (if married) or estate (if unmarried).

(b) Withholding. Awards are subject to withholding for applicable federal, state and local taxes.

6. COMPLIANCE WITH SECTION 162(M) OF THE CODE.

(a) Purpose. The purpose of Section 6 of the Plan is to provide the Committee the ability to grant Qualified Performance-Based Awards to Covered Employees, in accordance with Section 162(m)(4)(C) of the Code. This Section 6 of the Plan shall apply only to Qualified Performance-Based Awards granted to Covered Employees and shall supersede any other provision of such Award or this Plan that is inconsistent with this Section 6.

(b) Procedures with Respect to Qualified Performance-Based Awards. Any Qualified Performance-Based Award granted by the Committee to a Covered Employee shall be set forth in writing and shall specify the following:

(i) the Covered Employee to whom the Award is made;

(ii) the Performance Goals applicable to the Performance Year, which shall be specified by the Committee no later than ninety (90) days after the beginning of such Performance Year, but in no event after twenty-five percent (25%) of the applicable Performance Year has elapsed, provided that the outcome is substantially uncertain at the time the Committee establishes such Performance Goals; and

(iii) the amount that may be earned upon attainment of such Performance Goals.

(c) Payment of Qualified Performance-Based Awards. Except as otherwise permitted under Section 162(m) of the Code, payment of any Qualified Performance-Based Award subject to this Section 6 of the Plan shall be contingent on the attainment of the Performance Goals applicable to such Award. Following the completion of each Performance Year and prior to the payment of such Qualified Performance-Based Award, the Committee shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Year. In determining the amount earned by a Covered Employee, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Year. A Covered Employee shall be eligible to receive payment pursuant to a Qualified Performance-Based Award for a Performance Year only if the Performance Goals for such year are achieved.

(d) Additional Limitations. Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to constitute Qualified Performance-Based Award shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan and/or any Award shall be deemed amended to the extent necessary to conform to such requirements.

7. PLAN ADMINISTRATION.

(a) Administration. The Plan shall be administered by the Committee. The Committee shall have full discretionary authority to establish the rules and regulations relating to the Plan, to interpret the Plan and those rules and regulations, to determine the Awards and the Performance Measures applicable to each Award, to approve all Awards, to decide the facts in any case arising under the Plan, and to make all other determinations and to take all other actions necessary or appropriate for the proper administration of the Plan. In making any determinations under or referred to in the Plan, the Committee shall be entitled to rely on opinions, reports or statements of employees of the Company and of counsel, public accountants, and other professional or expert persons. The Committee’s administration of the Plan, including all such rules and regulations, interpretations, selections, determinations, approvals, decisions, delegations, amendments, terminations and other actions, shall be final and binding on the Company and its stockholders and all employees, including Participants and their beneficiaries. No member of the Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award.

(b) Delegation. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members, and may delegate all or any part of its responsibilities and powers for administering the Plan to one or more persons as the Committee deems appropriate, and at any time may revoke any such allocation or delegation.

8. AMENDMENT OR TERMINATION OF PLAN. The Committee may amend (in whole or in part) or terminate the Plan at any time, effective at such date as the Committee may determine. The Company also may amend (in whole or in part) or terminate the Plan at any time effective as of such date as the Company may determine, provided, however, any such amendment of the Plan by the Company is subject to the approval of the Committee.

9. MISCELLANEOUS PROVISIONS.

(a) Awards Not Transferable. A Participant’s right and interest under the Plan may not be assigned or transferred. Any attempted assignment or transfer shall be null and void and shall extinguish, in the Committee’s sole discretion, the Company’s obligation under the Plan to pay Awards with respect to the Participant.

(b) Effect of Awards on Other Compensation.

1) Awards shall not be considered eligible pay under other plans, benefit arrangements or fringe benefit arrangements of the Company, unless otherwise provided under the terms of other plans.

2) To the extent provided in the applicable benefit plan or benefit arrangement of an Employer, amounts payable as Awards will be reduced in accordance with the Participant’s compensation reduction election, if any, in effect under other plans at the time the Award is paid.

(c) No Employment Rights. This Plan is not a contract between the Employer and any employee or Participant. Neither the Plan, nor any action taken hereunder, shall be construed as giving to any Participant the right to be retained in the employ of the Employer. Nothing in the Plan shall limit or affect in any manner or degree the normal and usual powers of management, exercised by the officers and the Board or any committee of the Board, to change the duties or the character of employment of any employee or to remove an individual from the employment of the Employer at any time, all of which rights and powers are expressly reserved.

(d) Unfunded Plan. The Plan shall be unfunded. No Employer shall be required to establish any special or separate fund, or to make any other segregation of assets, to assure payment of Awards. Awards shall be paid solely from the general assets of the Participant’s Employer, to the extent the payments are attributable to services for the Employer. To the extent any person acquires a right to receive payments from an Employer under the Plan, the right is no greater than the right of any other unsecured general creditor.

(e) Payment in Shares of Company Common Stock. Notwithstanding any provision in this Plan to the contrary, the Committee may direct that payment of an Award be made in shares of the Company’s common stock, in lieu of cash, in accordance with any executive stock ownership guidelines adopted by the Committee. Any such Award paid in shares of the Company’s common stock shall be made pursuant to and in accordance with the Kansas City Southern 2008 Stock Option and Performance Award Plan (or any successor plan).

(f) Applicable Law. The Plan shall be governed by the laws of the State of Missouri and applicable federal law.